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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 12, 1999 relating to the consolidated financial statements of Finantra Capital, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.






/s/ Daszkal Bolton Manela Devlin & Co.
Boca Raton, Florida
July 27, 2000